UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

June 9, 2016

DEVRY EDUCATION GROUP INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 Highland Parkway Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

(630) 515-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       On June 9, 2016, DeVry Education Group Inc. (“DeVry Group”) entered into a Separation Agreement (the “Separation Agreement”) with its former President and Chief Executive Officer, Daniel Hamburger. In addition to severance terms provided for under Mr. Hamburger’s employment agreement with DeVry Group, the Separation Agreement provides for, among other things, the following:

(i)            If Mr. Hamburger elects COBRA coverage, DeVry Group shall subsidize Mr. Hamburger’s health insurance benefits premium under COBRA until the earlier of (i) May 30, 2017, or (ii) until Mr. Hamburger becomes eligible for health benefits under a plan of a new employer.

(ii)           Mr. Hamburger will receive vesting credit as though he had remained continuously employed by DeVry Group from May 24, 2016 through August 31, 2017 with respect to all unvested equity awards granted by DeVry Group to Mr. Hamburger under its equity compensation plans, such that (i) all stock options, stock appreciation rights and time-based restricted stock units granted by DeVry Group to Mr. Hamburger that are scheduled to vest between May 24, 2016 and August 31, 2017 will become immediately vested, and (ii) all performance shares granted by DeVry Group to Mr. Hamburger that are subject to a performance period that is scheduled to end prior to August 31, 2017 will vest and be paid (if at all) to the same extent and at the same time that such performance shares would have vested and been paid had Mr. Hamburger remained continuously employed by DeVry Group until August 31, 2017, based on the relative achievement of the applicable performance objectives during the performance period.  All vested options and stock appreciation rights (including those becoming vested upon separation from service) will remain outstanding and exercisable until the earlier of November 30, 2017 and the original expiration date.

(iii)           Mr. Hamburger will be paid a pro-rated 2016 fiscal year award (based on the number of days in the 2016 fiscal year which have passed on May 24, 2016 divided by 365) under DeVry Group’s annual Management Incentive Plan (“MIP”) based upon actual achievement of the relevant performance targets for the entire 2016 fiscal year (without any exercise of negative discretion except as applies to all plan participants), which MIP award shall be payable in a lump sum at the time all other MIP awards for the 2016 fiscal year are paid to the other senior executives of DeVry Group.

(iv)         Mr. Hamburger is subject to non-compete and non-solicitation provisions until August 31, 2017.

This description is qualified in its entirety by reference to the Separation Agreement attached hereto as Exhibit 10.1.

Item 9.01          Financial Statements and Exhibits

10.1                    Separation Agreement, dated June 9, 2016, between DeVry Education Group Inc. and Daniel Hamburger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVRY EDUCATION GROUP INC.
(Registrant)

Date: June 13, 2016	By:	/s/ Patrick J. Unzicker
Patrick J. Unzicker
Senior Vice President, Chief Financial Officer and Treasurer